EXHIBIT 10.9

AMENDMENT TO STOCK ESCROW AGREEMENT

AMENDMENT, dated October 31, 2005, to STOCK ESCROW AGREEMENT, dated as of February 12, 2004 (“Escrow Agreement”), by and among CEA ACQUISITION CORPORATION, a Delaware corporation (“Company”), CEA GROUP, LLC, ROBERT MOREYRA, DONALD RUSSELL, HAROLD EWEN and BRAD GORDON (collectively “Initial Stockholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”). Capitalized terms that are defined in the Escrow Agreement shall have the same meanings as used in the Escrow Agreement.

The parties hereto, being all of the parties to the Escrow Agreement, hereby agree that the Escrow Agreement is hereby amended as follows:

1. A new Section 3A is hereby added to the Escrow Agreement, immediately following Section 3 and reading as follows:

3A. Extension of Escrow Period; Trigger Condition. Effective upon the date (the “Closing Date”) of the consummation of the Business Combination with etrials Worldwide, Inc. (“etrials”), in accordance with the Agreement and Plan of Merger dated August 22, 2005, by and among the Company, etrials Acquisition, Inc., etrials and certain stockholders of etrials, as amended (the “Merger Agreement”), the Escrow Period shall be extended, but only with respect to the Trigger Shares (as hereinafter defined), until the date that is the earlier of (a) the Trigger Release Date (as hereinafter defined) and (b) February 19, 2008. In no event, however, shall the Trigger Release Date be earlier than the third anniversary of the Effective Date. As used herein, the term “Trigger Shares” means, with respect to each Initial Stockholder, the number of shares of Company Common Stock listed next to his name on the signature page hereof and the term “Trigger Release Date” means the last day of the first twenty (20) consecutive trading day period commencing after the Closing Date during which (i) the volume-weighted average price of the Company’s Common Stock is equal to or greater than $7.00 per share and (ii) the average daily trading volume of the Company’s Common Stock is at least 25,000 shares (in each case based on information obtained from the equity page for the Company provided by the Bloomberg reporting service). If the Trigger Release Date does not occur by February 19, 2008, the Trigger Shares shall be canceled by the Escrow Agent in its capacity as Transfer Agent of the Company and the certificates representing the Trigger Shares shall be destroyed by the Escrow Agent. For purposes hereof, the delivery to the Escrow Agent of a “Trigger Release Notice” that has become effective pursuant to Section 4(b) of the Revised Escrow Agreement (as defined in the Merger Agreement) shall be sufficient to establish the occurrence of the Trigger Release Date. The Initial Stockholders shall deliver to the Escrow Agent sufficient stock powers executed in blank, with medallion signature guarantees, to enable the Escrow Agent, in its capacity as Transfer Agent of the Company, to reissue the Escrow Shares in such denominations as will provide separate stock certificates for each Initial Stockholder’s Trigger Shares.

2. The Escrow Agreement, as hereby amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Escrow Agreement as of the date first above written.

CEA ACQUISITION CORPORATION

By:	s/ J. Patrick Michaels, Jr.
J. Patrick Michaels, Jr., Chairman

INITIAL STOCKHOLDERS:

CEA GROUP, LLC – 83,125 Trigger Shares

By:	s/ J. Patrick Michaels, Jr.
Name:	J. Patrick Michaels, Jr.
Title:	Chairman

s/ Robert Moreyra
Robert Moreyra – 24,938 Trigger Shares

s/ Donald Russell
Donald Russell – 33,250 Trigger Shares

s/ Harold Ewen
Harold Ewen – 16,625 Trigger Shares

s/ Brad Gordon
Brad Gordon – 8,312 Trigger Shares

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	s/ Steven G. Nelson
Name:	Steven G. Nelson
Title:	Chairman